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                                                                  Exhibit 23.4

                       CONSENT OF INDEPENDENT AUDITORS


ENVOY Corporation
Nashville, Tennessee


With respect to our report dated February 28, 1996, relating to the financial statements of Teleclaims, Inc., as of and for the years ended December 31, 1995 and 1994, we hereby consent to the inclusion and use of our report in the Registration Statement on Form S-3 of ENVOY Corporation ("ENVOY"), included and incorporated by reference in the prospectus.

We also consent to the reference to us under the heading "Experts" in the Registration Statement on Form S-3 of ENVOY.


                                     /s/ Hardman Guess Frost & Cummings, P.C.
                                         ------------------------------------
                                         Hardman Guess Frost & Cummings, P.C.




Birmingham, Alabama
July 18, 1996